Exhibit 10.4
August 10, 2006
<GRANTEE NAME>
<STREET ADDRESS>
<CITY>, <STATE> <ZIP CODE>
Re: Board of Directors 2006 Stock Option Grant
Dear <TITLE>. <LAST NAME>:
     At the direction of the Governance and Compensation Committee (the “Committee”) of the Board of Directors of Airgas, Inc., (the “Company”) you (the “Optionee”) are hereby notified that you have been granted an option (the “Option”) on August 9, 2006, (the “Grant Date”) to purchase shares of the Company’s Common Stock. The terms and conditions of your Option are as set forth below.
     1. Grant. The Company hereby grants to the Optionee an Option to purchase on the terms and conditions hereinafter set forth all or any part of an aggregate of 6,500 shares of the Company’s Common Stock, par value $0.01 per share (the “Option Shares”) at the purchase price of $36.18 per share (the “Option Price”). This Option is not intended to be an “incentive stock option” within the meaning of Section 422(b) of the Internal Revenue Code of 1986 (the “Code”). This Option is granted pursuant to and is subject to the terms and provisions of the Airgas, Inc. Directors’ Stock Option Plan (Effective May 15, 1997) (the “Plan”). All questions of interpretation of the Plan and this Option shall be determined by the Committee, which determinations shall be final, binding and conclusive.
     2. Term.
          (a) General Rule. The Option granted hereunder shall be exercisable in full on the Grant Date and shall terminate in full at 5:00 P.M. local Philadelphia, Pennsylvania time on August 9, 2014, unless sooner terminated under subsection 2 (b) or (c) below. This Option may be exercised in whole or in part, except that this Option may in no event be exercised with respect to fractional shares.
          (b) Death. If the Optionee’s service as a member of the Company’s Board of Directors terminates due to the Optionee’s death, then the Option shall terminate one year from the date of the Optionee’s death.

          (c) Forfeiture. This Option shall terminate immediately upon a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has engaged in any sort of disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of service or has disclosed trade secrets or confidential information of the Company. In such event, in addition to immediate termination of the Option, the Optionee, upon a determination by the Committee, shall automatically forfeit all Option Shares for which the Company has not yet delivered the share certificates upon the Company’s refund of the Option Price.
     3. Method of Option Exercise.
          (a) Notice. When exercisable under Section 2, the Optionee may exercise this Option by a written notice of such exercise to the Company’s Secretary pursuant to Section 8 and of payment in full of the Option Price for the Option Shares to be purchased. Each such notice shall specify the number of Option Shares to be purchased.
          (b) Medium of Payment. The Optionee shall pay for the Option Shares (i) in cash, (ii) by certified check payable to the order of the Company, (iii) in shares of the Company’s Common Stock which the Optionee held for at least six months as of the exercise date, (iv) by a combination of the foregoing, (v) by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Option Shares or of a loan from the broker to the Optionee necessary to pay the aggregate exercise price payable for the purchased Option Shares plus all applicable federal, state and local taxes required to be withheld by the Company by reason of such exercise or (vi) by such other mode of payment as the Committee may approve. If payment is made in whole or in part in shares of the Company’s Common Stock, then the Optionee shall deliver to the Company certificates registered in the Optionee’s name representing shares of the Company’s Common Stock owned by such Optionee, free of all liens, claims and encumbrances of every kind and having a fair market value on the date of delivery that is not greater than the Option Price of the Option Shares with respect to which such Option is to be exercised, accompanied by stock powers duly endorsed in blank by the Optionee. Notwithstanding the foregoing, the Committee may impose such limitations and prohibitions on the use of shares of the Company’s Common Stock to exercise an Option, as it deems appropriate.
          (c) Securities Laws. Each notice of exercise shall (unless the Option Shares are covered by a then current registration statement under the Securities Act of 1933, as amended (the “Act”)), contain the Optionee’s acknowledgment in form and substance satisfactory to the Company that (i) such Option Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (ii) the Optionee has been advised and understands that (A) the Option Shares may not be registered under the Act and may be “restricted securities” within the meaning of Rule 144 under the Act and may be subject to restrictions on transfer and (B) the Company is under no obligation to register the Option Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, and (iii) such Option Shares may not be transferred without compliance with all applicable federal and state securities laws. Notwithstanding the foregoing, should the Company be advised by counsel that issuance of Option Shares should be delayed pending (iv) registration under federal or state securities laws or (v) the receipt of an opinion that an appropriate exemption therefore is available, the Company may defer exercise of this Option until either such event in (iv) or (v) has occurred.
          (d) Brokerage Account. Each notice of exercise may instruct the Company, in such form as the Committee shall prescribe, to deliver Option Shares upon Option exercise to any registered broker or dealer, which the Company approves in lieu of delivery to the Optionee.
     4. Transfers. During the Optionee’s lifetime, the Optionee may transfer this Option to a spouse or a lineal ascendant or descendant or a trust for the benefit of such a person or persons or a partnership in which such persons are the only partners, provided the Optionee receives no consideration for any such transfer. At the Optionee’s death, the Optionee may transfer this Option by will or by the laws of descent and distribution. If a transfer occurs under this Section, the transferred Option shall remain subject to all Plan provisions. A transferee shall be required to furnish proof satisfactory to the Committee of the transfer to the transferee by gift or by will or laws of descent and distribution.
     5. Adjustments on Changes in Common Stock. The number of shares issuable on the exercise of this Option and the Option Price per Option Share shall be subject to adjustment as provided in the Plan.
     6. Amendment. The Committee shall have the right to amend this Option subject to the Optionee’s consent.
     7. Withholding of Taxes.
          (a) General Rule. The Company may deduct from fees or other amounts payable to the Optionee any amount necessary to satisfy any federal, state and/or local withholding tax requirements unless the Optionee pays over to the Company an amount sufficient to satisfy such liability.
          (b) Payment in Shares. The Optionee may elect that the Company satisfy any applicable minimum withholding tax requirement by retaining Option Shares the Company would otherwise transfer to the Optionee upon exercise of the Option which have a fair market value equal to such withholding requirement. Notwithstanding the foregoing, the Committee may impose such limitations and prohibitions on the use of Option Shares to satisfy withholding tax requirements, as it deems appropriate.

     8. Notices. Any notice to be given to the Company shall be addressed to the Secretary of the Company at its principal executive office, and any notice to be given to the Optionee shall be addressed to the Optionee at the address then appearing for the Optionee on the Company’s records, or at such other address as either party hereafter may designate in writing to the other. Any such notice shall be deemed to have been duly given when deposited in the United States mail, addressed as aforesaid, registered or certified mail, and with proper postage and registration or certification fees prepaid.
     9. Counterparts. This Option may be executed in counterparts and when so executed shall be effective as of the Grant Date.
Sincerely,
Dwight T. Wilson
Sr. VP Human Resources